                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   Form 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                 April 9, 1999
-----------------------------------------------------------------------------
               Date of Report (Date of earliest event reported)

                       Building One Services Corporation
 -----------------------------------------------------------------------------
               (Exact name of registrant specified in Charter)

Delaware                         00-23421                   52-2054952
-----------------------------------------------------------------------------
(State or other                  (Commission                (IRS Employee
jurisdiction of                  File Number)               Identification No.)
incorporation)
-----------------------------------------------------------------------------


800 Connecticut Ave., N.W., Suite 1111, Washington, DC         20006
-----------------------------------------------------------------------------
(Address of principal executive offices)                       Zip Code

                                     02/261-6000
 -----------------------------------------------------------------------------
                     (Registrant's telephone, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)     Pro Forma Financial Information.

      The financial statements of Building One Services Corporation (the "Company") included in the following unaudited pro forma financial statements represent the consolidated financial statements of the Company, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The unaudited pro forma financial data gives effect to:

    . the purchase in the previously annnounced tender offer commenced on February 19,1999 of 25,500,000 shares of common stock, consisting of, for purposes of the pro forma financial data, approximately 24,600,000 shares at a price of $22.50 per share and approximately 900,000 shares underlying stock options at a price of $22.50 per share less the exercise price for the purchase of employee stock options;

    . the businesses the Company acquired in 1998 (the "1998 Acquisitions") and 1999 (the "1999 Acquisitions"), in each case as if they had been acquired on January 1, 1998; and

    . the financing of the tender offer and the 1999 Acquisitions from the proceeds of the sale of $200 million of senior subordinated notes and $100 million of convertible subordinated notes, $124.8 million of borrowings under a revolving credit facility and available cash.

The pro forma financial statements do not reflect any earn-out payments pay-able with respect to completed and pending acquisitions. The Company estimates that the acquisition agreements provide for the potential payment of approxi-mately $147.6 million in cash and shares of common stock.

      The following unaudited pro forma balance sheet gives effect to the tender offer, including the financing of the tender offer, and the 1999 Acquisitions as if they had been consummated as of December 31, 1998.

      The unaudited pro forma statements of operations give effect to (i) the tender offer, including the financing of the tender offer, and (ii) the 26 acquisitions completed during the year ended December 31, 1998 which were accounted for under the purchase method of accounting (the "1998 Purchases") and the 1999 Acquisitions as if they had been consummated on January 1, 1998, and
(iii) certain other pro forma adjustments to the historical financial statements.

      The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data does not purport to represent what the Company's consolidated financial position and results of operations would ac-tually have been if such transactions in fact had occurred on the assumed dates and are not necessarily representative of the Company's financial posi-tion or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                       Unaudited Pro Forma Balance Sheet

                               December 31, 1998
                             (Dollars in thousands)

                                         1999 Acquisitions
                          Building One ---------------------
                            Services              Pro Forma   Tender        Pro Forma
                          Corporation  Historical Adjustment   Offer        Combined
                          ------------ ---------- ---------- ---------      ---------
         ASSETS                                      (A)        (B)
Current assets:
 Cash and cash
  equivalents...........   $  213,096   $ 2,966    $(42,230) $(563,502)(i)  $ 13,096
                                                               402,766 (ii)
 Accounts receivable,
  net...................      246,623    24,798                              271,421
 Cost and estimated
  earnings in excess of
  billings on
  uncompleted
  contracts.............       25,441     4,160                               29,601
 Prepaid expenses and
  other current
  assets................       17,108       625                               17,733
                           ----------   -------    --------  ---------      --------
   Total current
    assets..............      502,268    32,549     (42,230)  (160,736)      331,851
Property and equipment,
 net....................       38,967     4,812                               43,779
Intangible assets, net..      496,381                37,201                  533,582
Other assets............        6,306       916                 22,000        29,222
                           ----------   -------    --------  ---------      --------
   Total assets.........   $1,043,922   $38,277    $ (5,029) $(138,736)     $938,434
                           ==========   =======    ========  =========      ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt........   $    2,167   $ 2,383    $         $              $  4,550
 Accounts payable.......       75,029    10,412                               85,441
 Billings in excess of
  costs and estimated
  earnings on
  uncompleted
  contracts.............       58,773     3,087                               61,860
 Income taxes payable...        6,125                           (2,801)        3,324
 Accrued compensation...       27,737     3,098                               30,835
 Accrued liabilities....       25,047     3,075                               28,122
                           ----------   -------    --------  ---------      --------
   Total current
    liabilities.........      194,878    22,055                 (2,801)      214,132
Long-term debt..........        3,287     1,586                424,766       429,639
Other liabilities.......        8,220       125      (3,442)                   4,903
                           ----------   -------    --------  ---------      --------
   Total liabilities....      206,385    23,766      (3,442)   421,965       648,674
Stockholders' equity:
 Common stock...........           45       120        (119)       (25)           21
 Additional paid-in
  capital...............      832,514        60      12,863   (600,430)      245,007
 Treasury stock.........      (41,832)      (78)         78     41,832
 Retained earnings......       47,255    14,409     (14,409)    (2,078)       45,177
 Accumulated other
  comprehensive
  (loss)................         (445)                                          (445)
                           ----------   -------    --------  ---------      --------
   Total stockholders'
    equity .............      837,537    14,511      (1,587)  (560,701)      289,760
                           ----------   -------    --------  ---------      --------
   Total liabilities and
    stockholders'
    equity..............   $1,043,922   $38,277    $ (5,029) $(138,736)     $938,434
                           ==========   =======    ========  =========      ========

                  Unaudited Pro Forma Statement of Operations
                      For the Year Ended December 31, 1998

          (Dollars in thousands, except share and per share data)

                          Building
                             One
                          Services      1998         1999      Pro Forma     Pro Forma
                         Corporation  Purchases  Acquisitions Adjustments     Combined
                         -----------  ---------  ------------ -----------    ----------
Revenues................ $  809,601   $502,663     $155,072    $             $1,467,336
Cost of revenues........    636,225    411,042      127,080                   1,174,347
                         ----------   --------     --------    --------      ----------
 Gross profit...........    173,376     91,621       27,992                     292,989
Selling, general and
 administrative
 expenses...............     99,771     71,905       20,546     (23,357)(A)     168,865
Goodwill amortization...      7,653        237                    5,535 (B)      13,425
Non-recurring pooling
 costs..................        768                                (768)(C)
                         ----------   --------     --------    --------      ----------
 Operating income.......     65,184     19,479        7,446      18,590         110,699
Other (income) expense:
 Interest expense.......      1,054      1,835          441      39,161 (D)      42,491
 Interest income........    (19,373)    (1,852)         (78)     21,303 (E)
 Other, net.............        (80)    (1,455)        (150)     (1,950)(F)      (3,635)
                         ----------   --------     --------    --------      ----------
Income before provision
 for income taxes.......     83,583     20,951        7,233     (39,924)         71,843
Provision for income
 taxes..................     36,120      6,550          793      (9,746)(G)      33,717
                         ----------   --------     --------    --------      ----------
Net income.............. $   47,463   $ 14,401     $  6,440    $(30,178)     $   38,126
                         ==========   ========     ========    ========      ==========
Net income per share--
 Basic.................. $     1.19                                          $     1.77
                         ==========                                          ==========
Net income per share--
 Diluted................ $     1.16                                          $     1.63
                         ==========                                          ==========
Weighted average shares
 outstanding--Basic..... 39,908,364                                          21,597,071
                         ==========                                          ==========
Weighted average shares
 outstanding--Diluted... 40,928,452                                          26,314,739
                         ==========                                          ==========

               Notes to Unaudited Pro Forma Financial Statements

         (Dollars in thousands, except share and per share data)

Note 1--Unaudited Pro Forma Balance Sheet Adjustments

(A) Adjustment to reflect the purchase of the 1999 Acquisitions for consideration of approximately $42,230 in cash (excluding related professional fees) and 922,019 shares of common stock resulting in excess purchase price over the fair value of net assets acquired of $37,201. Such allocations are preliminary in nature, pending the outcome of a detailed analysis being performed by the Company of the assets and liabilities acquired. For purposes of computing the estimated purchase price for business combinations accounted for under the purchase method of accounting, the value of the shares was determined in consideration of restrictions, if applicable, on the transferability of the shares issued.


(B) (i) Adjustment to reflect the use of cash to purchase the 25,500,000 shares of common stock, consisting of 24,600,000 shares at a price of $22.50 per share and 900,000 shares at a price of $22.50 per share less the exercise price for outstanding employee stock options estimated to be exercised, including applicable transaction fees of $3,000.

    (ii) Adjustment to reflect the sale of $200,000 of senior subordinated notes at an assumed interest rate of 10.5% and $100,000 of 7.5% convertible subordinated notes and $124,766 of borrowings under the revolving credit facility at an assumed rate of 7.5%. Additionally, the adjustment reflects approximately $22,000 of debt issue costs which will be capitalized and amortized over the life of the debt.

    As a result of the Company allowing for the exchange of an estimated 900,000 employee stock options in the tender offer, compensation expense is recorded to the extent that the option holder exercises the stock option for the net cash payments made upon exercise. The Company estimates that the compensation expense related to the option shares purchased in the tender offer will approximate $3,464, assuming all eligible options are exchanged. For purposes of the pro forma balance sheet, the Company has reflected the after-tax compensation expense of $2,078 ($3,464 before the benefit from income taxes) as a reduction to retained earnings. Additionally, income taxes payable has been decreased by approximately $2,801 to reflect the expected income tax benefit and additional paid-in-capital has been increased by $4,879. The Company has not included these items as compensation expense in the unaudited pro forma statement of operations because they are of a non-recurring nature and are directly related to the tender offer.

         (Dollars in thousands, except share and per share data)
Note 2--Unaudited Pro Forma Statements of Operations Adjustments

(A) Adjustment to reflect the modifications in salaries, bonuses and benefits to owners of the 1998 Purchases, and the 1999 Acquisitions to which they have agreed prospectively.

(B) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the 1998 Purchases and the 1999 Acquisitions for the periods prior to the date of acquisition. The goodwill is being amortized over an estimated life of 40 years.

(C) Adjustment to reflect the reduction in one-time non-recurring acquisition costs related to pooling-of-interests business combinations. These costs consist of legal, accounting and broker fees.

(D) Adjustment to reflect the increase in interest expense as follows:

   Interest expense on the senior subordinated notes at an assumed rate of 10.5%.................................................... $21,000
   Interest expense on the convertible subordinated notes at 7.5%....   7,500
   Interest expense on the borrowings of $124,766 under the
    revolving credit facility at an assumed rate of 7.5%.............   9,357
   Commitment fees on the unused portion of the revolving credit
    facility of 0.5%.................................................   1,126
   Interest expense on other secured debt at an average rate of
    7.5%.............................................................     708
                                                                      -------
     Subtotal........................................................  39,691
   Elimination of historical interest expense........................  (3,330)
   Amortization of debt financing costs..............................   2,800
                                                                      -------
                                                                      $39,161
                                                                      =======

   Depending on market conditions at the time the senior subordinated notes are offered and the revolving credit facility is obtained, the interest rates may vary from those indicated herein. A 1/8 of 1% change in the in-terest rate on the senior subordinated notes and the revolving credit fa-cility would change interest expense and net income as follows:

                                            Senior Subordinated Revolving Credit
                                                   Notes            Facility
                                            ------------------- ----------------
      Interest expense.....................        $250               $156
      Net income...........................        $150               $ 94

(E) Adjustment to eliminate interest income relating to the cash consideration used in the acquisition of the 1998 Purchases, the 1999 Acquisitions and cash used in the tender offer.

(F) Adjustment to reflect the elimination of minority interest associated with the acquisition of the remaining 50% interest of a currently 50%-owned business by the Company.

(G) Adjustment to reflect the incremental provision for federal and state in-come taxes assuming a combined federal and state statutory rate of approx-imately 40% and the non-deductibility of certain goodwill amortization.

          (Dollars in thousands, except share and per share data)
Note 3--Shares Used To Compute Earnings Per Share

      Basic pro forma earnings per share is calculated based upon 21,597,071 weighted average shares of common stock outstanding for the year December 31, 1998. This amount represents the shares outstanding subsequent to the purchase in the tender offer of 24,600,000 shares as well as the repurchase of an estimated 900,000 shares from underlying employee stock options.

      Diluted earnings per share is calculated based upon the weighted average shares outstanding of 21,604,084, the incremental shares assuming the convert-ible subordinated notes convert into shares and the dilution attributable to options and warrants outstanding subsequent to the tender offer.

      The weighted average shares outstanding used to calculate pro forma earn-ings per share for the year ended December 31, 1998 are as follows:

                                                                 Year ended
                                                              December 31, 1998
                                                              -----------------
Basic earnings per share:
 Net income..................................................    $    38,126
 Pro forma weighted average shares outstanding -- Basic......     21,597,071
                                                                 -----------
 Net income per share -- Basic...............................    $      1.77
                                                                 ===========
Diluted earnings per share:
 Net income .................................................    $    38,126
 Plus: Interest expense on 7.5% convertible subordinated
  notes and related amortization expense on debt issue costs
  net of applicable income taxes.............................          4,788
                                                                 -----------
 Net income on an as if converted basis......................         42,914
                                                                 -----------
 Pro forma weighted average shares outstanding -- Basic......     21,597,071
 Dilution attributable to options and warrants...............        273,224
 Convertible subordinated notes, on an as if converted
  basis......................................................      4,444,444
                                                                 -----------
 Pro forma weighted average shares outstanding -- Diluted....     26,314,739
                                                                 -----------
Net income per share -- Diluted..............................    $      1.63
                                                                 ===========

(c)     Exhibits.

99.1    Press Release Dated April 6, 1999.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Building One Services Corporation


Dated: April 8, 1999                    By:/s/ F. Traynor Beck
                                           -------------------
                                        F. Traynor Beck
                                        Executive Vice President, General
                                        Counsel and Secretary

                                EXHIBIT INDEX

Exhibit

99.1    Press Release dated April 6, 1999.